Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-263877, 333-261546, 333-261492, 333-261052 and 333-258907) on Form S-8 of our report dated April 8, 2022, with respect to the consolidated financial statements of indie Semiconductor, Inc.
/s/ KPMG LLP

Irvine, California
April 8, 2022